UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2013 (August 14, 2013)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modification to Rights of Security Holders.
The information under Item 5.03 of this report is incorporated by reference into this Item 3.03.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 14, 2013, the Certificate of Designations of Series A Convertible Preferred Stock of Magellan Petroleum Corporation was amended. On August 19, 2013, the Certificate of Amendment to Certificate of Designations of Series A Convertible Preferred Stock of Magellan Petroleum Corporation was filed with the Delaware Secretary of State, in the form attached hereto as Exhibit 3.1, which amends the Series A Original Issue Price (as defined in the Certificate of Designations of Series A Convertible Preferred Stock) from $1.22 per share to $1.22149381 per share.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed as part of this report:
Exhibit
No.             Description

3.1	Certificate of Amendment to Certificate of Designations of Series A Convertible Preferred Stock of Magellan Petroleum Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

August 19, 2013